UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006
                                                  ----------------


                             BERKSHIRE BANCORP INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                     01-13649                   94-2563513
      (State or Other                (Commission               (IRS Employer
      Jurisdiction of                File Number)            Identification No.)
      Incorporation)

        160 Broadway, New York, New York                   10038
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        (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code   (212) 791-5362
                                                     --------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
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     |_| Written communications pursuant to Rule 425 under the Securities Act
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     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
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     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
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     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) As previously reported, on September 5, 2006, Berkshire Bancorp Inc. (the "Company") was informed in a telephone call by a member of the staff of Nasdaq (which was followed by a letter from Nasdaq dated September 8, 2006) that, due to the previously reported resignation of Thomas V. Guarino from the Company's board of directors, the Company was no longer in compliance with the requirements for listing on The Nasdaq Global Market under Marketplace Rule 4350(d)(2)(A), which requires that the Company's audit committee be comprised of at least three independent directors (the "Listing Requirement").

On December 6, 2006, the Board of Directors (the "Board") of the Company elected Martin A. Fischer to the Board as an independent director. Mr. Fischer currently serves as a director of the Company's wholly-owned subsidiary, The Berkshire Bank. The Board also appointed Mr. Fischer to the Company's Audit and Stock Incentive Committees. Mr. Fischer was elected to the Board and appointed to these committees to fill the vacancies created by the resignation of Mr. Guarino.

The Company believes it is now in compliance with the Listing Requirement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: December 6, 2006

                                        BERKSHIRE BANCORP INC.


                                        By: /s/ Steven Rosenberg
                                           -------------------------------------
                                           Name: Steven Rosenberg
                                           Title: President